EXHIBIT 10.1

FISION CORPORATION

2016 EQUITY INCENTIVE PLAN

Article 1 – Purpose

1.1 General. The purpose of the Fision Corporation 2016 Equity Incentive Plan (the "Plan") is to promote the success and enhance the value of Fision Corporation, a Delaware corporation (the "Company") by linking the personal interests of members of the Board, Employees and Consultants of the Company or a Subsidiary participating in the Plan to the interests of the stockholders of the Company, and by providing such individuals with an incentive for performance to generate positive returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants participating in the Plan upon whose judgment, interests and best efforts the successful conduct of the Company's operations and financial results is substantially dependent.

Article 2 – Definitions

2.1 Definitions. The following words and phrases shall be construed to have the following meanings:

(a) "Administrator" means the Board or a Committee of the Board if established by the Board to administer the Plan.

(b) "Award" means any one or a combination of a Stock Payment award, a Restricted Stock award, or a Stock Option granted to a Participant pursuant to the Plan.

(c) "Award Agreement" means any written agreement, contract, or other instrument or document entered into by the Company and a Participant and evidencing an Award pursuant to the Plan.

(d) "Board" means the Board of Directors of the Company.

(e) "Committee" means a committee of the Board if one is established to administer the Plan.

(f) "Consultant" means a consultant or advisor participating in the Plan if:

(i) the Consultant renders bona fide services to the Company or a Subsidiary; and

(ii) the services rendered by the Consultant are not in connection with the offer or sale of securities in a capital-raising transaction, and the services do not directly or indirectly promote or maintain a market for the Company's securities.

(g) "Employee" means any officer or other employee of the Company or a wholly-owned Subsidiary of the Company.

(h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(i) "Fair Market Value" means, as of any date, the value of Stock determined as follows:

(i) If the Stock is listed on an established stock exchange or a national market system, its Fair Market Value shall be the closing sales price as quoted on such exchange or system for the last market trading day prior to the date of determination for which a closing sales price is reported by a source deemed reliable by the Administrator

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(ii) if the Stock is quoted under a symbol in a recognized over-the-counter quotation system, its Fair Market Value shall be the last closing sales price for the Stock prior to the date of determination as reported by a source deemed reliable by the Administrator; or

(iii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(j) "Non-Employee Director" means a member of the Board who is not an Employee.

(k) "Option" means a right granted to a Participant to purchase a specified number of shares of Stock at a specified price during specified time periods. Any Option issued under the Plan is a Non-Qualified Stock Option not intended to satisfy as an Incentive Stock Option under Section 422 of the Internal Revenue Code.

(l) "Participant" means any eligible individual who, as a member of the Board, an Employee or a Consultant, has been granted an Award pursuant to the Plan.

(m) "Plan" means this Fision Corporation 2016 Equity Incentive Plan, as it may be amended.

(n) "Restricted Stock" means Stock awarded to a Participant that is subject to certain restrictions set forth at the inception of the Award, which may include risks of forfeiture or repurchase by the Company.

(o) "Securities Act" means the Securities Act of 1933, as amended from time to time.

(p) "Stock" means the common stock of the Company.

(q) "Stock Payment" means a payment in the form of shares of Stock incident to any bonus, deferred compensation or other compensation arrangement, made in lieu of all or any portion of compensation to a Participant.

(r) "Subsidiary" means any corporation or other entity of which its outstanding voting stock or voting power is wholly owned by the Company.

Article 3 – Shares Subject to the Plan

3.1 Number of Shares.

(a) The aggregate number of shares of Stock which may be issued pursuant to Awards under the Plan shall be 2,500,000 shares.

(b) To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Further, any shares of Stock withheld incident to a cashless exercise of an Option shall become available for future grants under the Plan.

Article 4 – Eligibility and Participation

4.1 Eligibility. Persons eligible to participate in this Plan include all Employees, members of the Board and Consultants as determined by the Administrator.

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4.2 Actual Participation. Subject to provisions of the Plan, from time to time the Administrator may select from the eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to the Plan.

Article 5 – Stock Options

5.1 General. The Administrator is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price per share for any Option shall not be less than 100% of the Fair Market Value per share on the date of the grant.

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including any vesting provisions; provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Administrator shall determine the methods, terms and conditions by which the exercise price of an Option may be paid, and the form and manner of payment including, without limitation, payment in the form of cash, shares of Stock previously owned by the Participant or otherwise issuable upon exercise of the Option ("cashless exercise"), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. No Participant who is a member of the Board or executive officer of the Company shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company.

Prior to the issuance of shares of Stock incident to an exercise of the Option, a Participant shall have no rights as a stockholder relating to the Option shares.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant receiving the Award, which Award Agreement shall include provisions as may be specified by the Administrator.

(e) Transfer Restriction. An Option shall not be transferable by the Participant other than by will or the laws of descent or distribution.

(f) Right to Exercise. During the lifetime of a Participant, an Option may be exercised only by the Participant.

Article 6 - Stock Payment Awards

6.1 Grant of Stock Payment. The Administrator is authorized to make Stock Payment Awards to any Participant selected by the Administrator in such amounts as determined by the Administrator for payment of services or employee bonus or other compensation which has been earned or is to be earned. Such stock-based payment for services or employee compensation shall be valued at no less than 100% of the Fair Market Value of the awarded shares of Stock on the date of grant.

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6.2 Award Agreement. Each Stock Payment Award shall be evidenced by a written Award Agreement in such form as the Administrator shall determine. Shares of Stock pursuant to a Stock Payment Award shall be issued and transferred to the Participant at the time of grant, or in installments as determined by the Administrator and set forth in the Award Agreement. Unless restricted by the terms of the Award Agreement or any applicable securities law or regulation, the shares of Stock shall be freely transferable and tradable upon issuance. Upon issuance of shares under a Stock Payment Award, the Participant with respect to such shares shall be and become a shareholder of the Company fully entitled to receive any declared dividends or other distributions to shareholders, to possess full voting rights relating to such shares, and to exercise all other rights of a shareholder of the Company.

Article 7 – Restricted Stock

7.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement. The Administrator shall: (i) determine the purchase price, if any, to be paid by the Participant for such Restricted Stock, (ii) determine the length of any restriction period, and (iii) determine any service or performance restrictions during the restriction period. The Participant with respect to such shares shall possess full voting rights thereto and be entitled to receive any declared dividends or other distributions to shareholders.

7.2 Restriction Period. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the restriction period. When the restriction period expires for a portion or all shares of an award of Restricted Stock without a prior forfeiture thereof, unrestricted certificates for such shares shall be promptly delivered to the Participant. During the restriction period, shares of Restricted Stock shall be held in custody for the Participant by the Company.

7.3 Termination of Employment. If a Participant terminates employment with the Company for any reason before the expiration of the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

To the extent not otherwise provided in an Award for Restricted Stock, in the event of death, disability or other cases of special circumstances relating to the Participant, the Administrator may waive in whole or in part any or all remaining restrictions based on such factors and criteria deemed appropriate by the Administrator.

Article 8 – General

8.1 Effective Date. The Plan will become effective upon its approval by a resolution of the Board of Directors of the Company in accordance with the laws of the State of Delaware.

8.2 Duration. The Plan shall remain in effect until all Awards granted under the Plan have either been satisfied by issuance of shares of Stock, have expired, or have been terminated under the terms of the Plan and all restrictions imposed on Restricted Stock have lapsed. No Awards may be granted under the Plan after the tenth anniversary from its effective date.

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8.3 Adjustment. In the event of any merger, consolidation or reorganization of the Company, there shall be substituted for each of the shares of Stock then subject to the Plan, including shares subject to options or restrictions, the number and kind of shares of stock or other securities to which holders of common stock of the Company will be entitled pursuant to any such business combination or other transaction. In the event of any recapitalization, stock split, stock dividend, combination of shares or other such change in common stock of the Company, the number of shares of Stock then subject to the Plan, including any shares under Options or subject to restrictions, shall be adjusted in proportion to the change in outstanding common shares of the Company from such event. Incident to any of the foregoing adjustments, the purchase price and shares issuable of any Option under the Plan shall be adjusted as and to the extent appropriate to provide Participants with the same relative rights before and after such adjustment.

8.4 No Continued Employment or Other Rights. No Participant under the Plan shall have any right, because of an Award to the Participant, to continue in the employ of or under a consulting engagement with the Company for any period of time or any right to continue his or her present or any other rate of compensation. Nothing under this Plan shall be construed as giving an employee or consultant or any of their beneficiaries any equity or interests in the assets and business of the Company other than through the terms of an Award under the Plan, or creating a trust or fiduciary relationship of any kind between the Company and such Participant.

8.5 Acceleration. Notwithstanding any provision in the Plan: (1) the restrictions on all shares of Restricted Stock shall lapse immediately; and (2) all outstanding Options will become exercisable immediately, if during the existence of the Plan, any of the following events occur:

(i) any person or group of persons becomes the beneficial owner of 40% or more of any equity security of the Company entitled to vote for the election of directors of the Company; or

(ii) a majority of the members of the Board of Directors of the Company is replaced within a period of less than 24 months by directors not nominated and approved by the then existing Board of Directors; or

(iii) the stockholders of the Company approve a merger or consolidation with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the assets of the Company.

8.6 Amendment of Plan. The Board at any time and from time to time, may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan. No amendment, however, shall alter the group of persons eligible to participate in the Plan, shall extend any Option term beyond 10 years, or shall limit or restrict the powers of the Board with respect to administration of the Plan.

No amendment to or discontinuance of the Plan shall, without the written consent of the Participant, adversely affect any Award already granted to such Participant under the Plan; provided, however, the Board retains the right and power to annul any award if the Participant competes against the Company.

8.7 Binding Effect. The terms of the Plan shall be binding upon the Company and any successors and assigns.

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8.8 Adoption Statement. The undersigned, being the principal executive officers and all of the members of the Board of Directors of the Company, state hereby that the foregoing Fision Corporation 2016 Equity Incentive Plan was adopted by the Board of Directors of the Company effective March 28, 2016.

/s/ Michael Brown
Michael Brown
CEO and Director of Fision Corporation

/s/ Garry Lowenthal
Garry Lowenthal
EVP/CFO and Director of Fision Corporation